PROPOSED TRANSACTION

                                   BETWEEN


                     DATALOGIC INTERNATIONAL, INC., Buyer

                                     AND

                         KIBOGA SYSTEMS, INC., SELLER



THIS LETTER OF INTENT SHALL EXPIRE AS OF 5:00 PM CDT ON THURSDAY, SEPTEMBER
         11, 2003, UNLESS FULLY EXECUTED BY THE PARTIES PRIOR THERETO
                      (FAXED SIGNATURES ARE ACCEPTABLE)


                                            September 11, 2003


Mr. Keith Nguyen, President
Datalogic International, Inc.
18301 Von Karman Avenue, Suite 250
Irvine, California  92612


Dear Mr. Nguyen:

The purpose of this letter is to set forth the suggested terms of a proposed transaction between Datalogic International, Inc., a Delaware corporation, ("Buyer") and Kiboga Systems, Inc., a Texas corporation, ("Seller") wherein Buyer shall acquire all of the outstanding shares of stock of Seller in accordance with the terms below. It is understood that the surviving company shall be Buyer.

I.    THE PRINCIPAL TERMS OF THE PURCHASE AND SALE WOULD BE AS FOLLOWS:

      A. Buyer will merge with and/or acquire all of the outstanding shares of Seller, free and clear of all liens, encumbrances or claims, in a stock for stock exchange.

      B. The assets held by the Seller and to be acquired by this merger are all properties and assets owned by Seller, or otherwise employed, used or available for use in Seller's Business [the "Business" being defined as the developing, manufacturing and distributing software packages to law enforcement agencies throughout the United States] real or personal, tangible or intangible, of every kind and nature, wherever located, as of the date of closing, which shall include:

            1. all those assets as represented on the current financial statements of Seller; and

            2. no other liabilities in excess of those which are disclosed on the current financial statements of Seller

     C.    The consideration to be paid by Buyer will be as follows:

            1. On or before the closing of any merger or acquisition transaction between the parties hereto, Buyer shall execute a 4 to 1 reverse stock split applicable to all of its approximately 35,824,996 shares of outstanding common stock and to all common stock underlying any of its warrants, preferred stock and stock options.

            2. All outstanding options or warrants held by management or affiliates of Buyer will be cancelled and any preferred stock held by management or affiliates of Buyer will be converted prior to the closing of any definitive merger or acquisition between Buyer and Seller.

            3. Buyer shall then issue the following to the Seller, in exchange for all of the Seller's issued and outstanding stock:

                  a. Five Hundred Thousand (500,000) common
                     shares in aggregate to the shareholders of Kiboga; and.
                  b. Four Million Two Hundred Thousand
                     (4,200,000) preferred shares in aggregate to the shareholders of Kiboga with the preferred shares having an attribute of three (3) votes per share and no other attributes or preferences.

            4. The assets and liabilities of Buyer are and will be accurately represented on the financial statements of Buyer as of the date of closing of any merger or acquisition of Seller.

      D. The transaction contemplated herein is subject to the execution and delivery by the parties hereto of a mutually satisfactory definitive agreement containing representations and warranties (which would survive the Closing), covenants and closing conditions of a type which are customarily included in such agreements, including, but not limited to, mutual indemnification provisions.

II.   THE TRANSACTION CONTEMPLATED HEREIN WOULD ALSO BE SUBJECT TO:

      A. The approval thereof by the stockholders of Buyer and Seller, as regarding all actions necessary to effectuate the proposed transaction which require said shareholder approval;

      B. Buyer and Seller being satisfied with the results of their respective "due diligence" investigations of the businesses, liabilities, properties and assets;

      C. The Purchase/Merger Agreement will provide, as a condition to close, that there be (1) no material adverse change in the Business or the financial statements of Buyer and Seller from the date of signing to the closing date; or (2) material deviation in Seller's or Buyer's representations and warranties prior to the Closing Date;

      D. The receipt of all required third party, governmental and administrative consents and approvals; and

      E. The filing of a proxy statement by Buyer whereby new Directors would be provided as nominated by the current Board of Seller, and the transaction contemplated by this letter including any reverse split would be presented for shareholder approval and approved by said shareholders;

III.  DUE DILIGENCE/CONFIDENTIALITY/GOOD FAITH PROVISIONS:

      A. Buyer and its representatives, and Seller and its representatives, shall each be given access, during normal business hours and upon prior notification, to the other's facilities, employees, books and records for the purpose of conducting a "due diligence" investigation. Both parties agree that all confidential information which is obtained by each in connection with the foregoing shall be maintained on a confidential basis, in accordance with the terms of the previously executed non-disclosure agreements. Both parties further agree that if the transactions contemplated hereby are not consummated for any reason whatsoever, they shall promptly return to the other all written manifestations of said confidential information
            (and all copies thereof). Each party shall cooperate fully in connection with any investigation hereunder.

       B. As long as Buyer is proceeding in good faith with respect to the transaction contemplated hereby, the Seller shall not, nor shall its officers, directors or shareholders, authorize or permit the Seller's officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative of the Seller to sell, agree to sell or enter into any arrangements or negotiations or authorize any third party to enter into negotiations or solicit offers of any type relating to the sale, transfer or other disposition of the Seller's assets or capital stock (including any merger or consolidation involving the Seller), however, that the foregoing prohibition shall terminate if a definitive agreement has not been executed and delivered by the parties within seven (7) days from the date of execution. The definitive agreement will provide for a closing date on or about September 19, 2003 (the "Closing") unless otherwise extended by mutual agreement of the parties hereto.

IV.   PUBLIC ANNOUNCEMENTS:

       A. Prior to the issuance of any press releases or any other public statements with respect to the contents of this document or the transactions contemplated hereby, each party shall agree in writing as to the content, manner and timing of any such release or statement, except as may be required by law or applicable stock exchange or SEC.

V.    FINDERS FEE/BROKER FEE/TRANSACTION COSTS:

      A. The parties state that no individuals and/or entities who are not directors, officers, employees or affiliates of Buyer or Seller have assisted in this transaction and no finder's fees, commissions, brokerage fees or like payments need or shall be paid.

      B. Simultaneous with the execution of a binding purchase and sale agreement related hereto, Buyer and Seller shall jointly execute consulting agreements with the current CEO and current President of Buyer, as consideration for assistance with the transition contemplated herein.

      C. The exchange is intended to be tax-free stock for stock exchange reorganization under the Internal Revenue Code.

      D. Buyer and Seller shall have received all permits, authorizations, regulatory approvals and third party consents necessary for the consummation of the change of domicile and/or the Closing of the Plan of Reorganization, and all applicable legal requirements shall have been satisfied.

Except for the provisions of paragraphs III and IV (which are intended to be binding), this letter of understanding does not, and is not intended to, constitute a legally binding obligation on the part of any of the parties hereto. It does, however, constitute a statement of the intention of said parties to promptly proceed in good faith with respect to the transactions contemplated hereby. If the foregoing is in accordance with your understanding, please so acknowledge by signing a copy of this letter and returning it to the undersigned.

                                  Very truly yours,

                                  Kiboga Systems, Inc.


                                  By:
                                  /s/ Gary R. Morris
                                  ___________________________________
                                  Gary R. Morris, Chairman & CEO


AGREED TO AND ACCEPTED AS OF
THIS 11 DAY OF SEPTEMBER, 2003


Datalogic International, Inc.


By:
/s/ Keith Nguyen
____________________________
Keith Nguyen, President, COO and CFO